Exhibit 99.11(a)

LLP

March 23, 2007

Credit Suisse Trust
on behalf of the Credit Suisse Small Cap Core I Portfolio

11 Madison Avenue
16th Floor
New York, NY 10010

Ladies and Gentlemen:

We have acted as counsel to Credit Suisse Trust, a Massachusetts business trust (the “Trust”), on behalf of Credit Suisse Small Cap Core I Portfolio (the “Acquiring Portfolio”), in connection with the proposed acquisition by the Acquiring Portfolio of all of the assets and liabilities of Credit Suisse Small Cap Core II Portfolio (the “Acquired Portfolio”), also a series of the Trust, in exchange for shares of beneficial interest, par value $0.001 per share, of the Acquiring Portfolio (the “Shares”), pursuant to an Agreement and Plan of Reorganization (the “Plan”) between and among the Acquiring Portfolio, the Acquired Portfolio, and, solely for purposes of Sections 4.2, 5.7 and 8.2 hereof, Credit Suisse Asset Management, LLC (“Credit Suisse”), a Delaware limited liability company. We have examined the Acquiring Portfolio’s Registration Statement on Form N-14 substantially in the form in which it is expected to become effective (the “Registration Statement”), the Trust’s Declaration of Trust and Bylaws, each as amended, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Acquired Portfolio and Credit Suisse, enforceable against the Trust with respect to the Acquired Portfolio and Credit Suisse in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including The Commonwealth of Massachusetts) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

Based upon the foregoing, we are of the opinion that:

(a)                                  The Trust has been duly organized and is validly existing as a business trust under the laws of The Commonwealth of Massachusetts; and

(b)                                 The Shares of the Acquiring Portfolio to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Acquiring Portfolio of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Shares of the Acquiring Portfolio under the laws of The Commonwealth of Massachusetts.

With respect to the opinion stated in paragraph (b) above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Portfolio or any distributor or dealer in connection with the registration or qualification of the Acquiring Portfolio or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Portfolio, is solely for the benefit of the Acquiring Portfolio and the Trust’s Trustees and its officers in connection with the above-described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER LLP